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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OVERLAND STORAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3535285 (I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, CA 92123
(Address of Principal Executive Offices)

2003 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Christopher P. Calisi
President and Chief Executive Officer
Overland Storage, Inc.
4820 Overland Avenue
San Diego, CA 92123
(Name and Address of Agent For Service)

(858) 571-5555
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
John J. Hentrich, Esq.
John D. Tishler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12544 High Bluff Drive, Suite 300
San Diego, California 92130
Telephone: (858) 720-8900
Facsimile: (858) 509-3691

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock	1,000,000 shares	$13.98-14.97	$14,776,258	$1,739.17

(1)
Includes such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the 2003 Equity Incentive Plan (the "Plan").

(2)
Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon (a) the average of the high and low prices of the Common Stock on December 13, 2004, as reported on the NASDAQ National Market and (b) the actual exercise price for shares subject to outstanding options under the Plan. The following chart shows the calculation of the registration fee:

Types of Shares	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares available for grant under the 2003 Stock Option Plan	779,250		$14.97		$11,665,373
Shares subject to outstanding options under the 2003 Stock Option Plan	80,000 140,750	$ $	14.29 13.98	$ $	1,143,200 1,967,685

EXPLANATORY NOTE

        Overland Storage, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 1,000,000 additional shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 2003 Equity Incentive Plan (the "Plan"), and such indeterminate number of additional shares as may become available under the Plan as a result of the adjustment provisions thereof. On November 15, 2004, the shareholders of the Registrant approved an amendment of the Plan, which increased from 3,727,827 to 4,727,827 the number of shares available for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents and the documents, incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

          (a)   The Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2004;

          (b)   The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

          (c)   The Registrant's Current Reports on Form 8-K filed with the Commission on October 26, 2004, November 18, 2004 and November 30, 2004; and

          (d)   The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1997, including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information which is furnished in any document incorporated or deemed to be incorporated by reference herein, and which is not deemed "filed" under the Securities Act or the Exchange Act, is not incorporated by reference herein.

        Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        The validity of the Common Stock offered hereby will be passed upon for the Registrant by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California.

Item 6. Indemnification of Director and Officers

        Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law ("CGCL") permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933. The Registrant's Amended and Restated Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, the Registrant's Amended and Restated Articles of Incorporation provide that the Registrant is authorized to provide indemnification of its directors, officers, employees and agents in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in

Section 204 of the CGCL with respect to actions for breach of duty to the Registrant or its shareholders.

        The Registrant's Bylaws provide that, to the maximum extent permitted by the CGCL, the Registrant shall indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that any such person is or was a director or officer of the Registrant. The Registrant's Bylaws also provide that the Registrant shall advance to each director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by the CGCL. In addition, the Registrant's Bylaws provide that the Board of Directors may in its discretion provide by resolution for indemnification of, or advance of expenses to, other agents.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Amended and Restated Articles of Incorporation and Bylaws. These indemnification agreements provide for indemnification to the fullest extent permitted by law, and set forth specific procedures to be followed when indemnification is sought.

        The Registrant currently maintains directors' and officers' liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 7. Exemption from Registration Claimed.

        Not Applicable

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants
24.1	Power of Attorney (see Page II-5)
99.1	Overland Storage, Inc. 2003 Equity Incentive Plan, as amended(1)

(1)
Incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November 18, 2004.

Item 9. Undertakings.

        (a)   The undersigned hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on this 17th day of December, 2004.

OVERLAND STORAGE, INC.
By:	/s/ CHRISTOPHER P. CALISI Christopher P. Calisi President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors and/or officers of Overland Storage, Inc. (the "Registrant"), hereby severally constitute and appoint Christopher P. Calisi, President and Chief Executive Officer and Vernon A. LoForti, Vice President, Chief Financial Officer and Secretary, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant's equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ CHRISTOPHER P. CALISI Christopher Calisi	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2004
/s/ VERNON A. LOFORTI Vernon A. LoForti	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 17, 2004
/s/ ROBERT A. DEGAN Robert A. Degan	Director	December 15, 2004
/s/ SCOTT MCCLENDON Scott McClendon	Chairman of the Board	December 15, 2004
/s/ JOHN MUTCH John Mutch	Director	December 15, 2004

/s/ PETER PREUSS Peter Preuss	Director	December 15, 2004
/s/ MICHAEL NORKUS Michael Norkus	Director	December 15, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accountants
24.1	Power of Attorney (see Page II-5)
99.1	Overland Storage, Inc. 2003 Equity Incentive Plan, as amended(1)

(1)
Incorporated by reference from Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November 18, 2004.

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Director and Officers
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX